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                                                                   EXHIBIT 99(A)

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

                  AUTHORIZATION FORM FOR PARTICIPATION IN THE
            STOCK PURCHASE AND AUTOMATIC DIVIDEND REINVESTMENT PLAN

I hereby enroll my account as shown below in the Stock Purchase and Automatic Dividend Reinvestment Plan (the "Plan") and name First Union National Bank of North Carolina (the "Bank") as my agent. I have read and understand the terms of the Plan as described in the Prospectus. I may terminate my participation in the Plan any time by notifying the Bank in writing. I understand that this is not a proxy. THIS FORM MUST BE SIGNED.
TYPE OF AUTHORIZATION
(Please Check One)
  ( ) This is an initial cash purchase.
  ( ) This is an optional cash payment.
  ( ) This is a new dividend reinvestment account.
  ( ) This is a revision to an existing dividend reinvestment account.
PLAN OPTIONS
(Please Check One)
  ( ) FULL DIVIDEND REINVESTMENT -- I wish to reinvest all dividends. I may also make an initial purchase or optional cash payment or have my checking or savings account drafted monthly.
  ( ) PARTIAL DIVIDEND REINVESTMENT -- I wish to receive cash dividends on shares and direct that all other dividends be reinvested. I may also make an initial purchase or optional cash payment or have my checking or savings account drafted monthly.

  ( ) CASH DIVIDENDS -- I wish to receive cash dividends on the certificated shares I hold. I may also make an initial purchase or optional cash payment or have my checking or savings account drafted monthly.
SAFEKEEPING OF STOCK CERTIFICATES
       I am a participant in the Plan, and I hereby enclose          shares of
the Company's Common Stock registered in my name represented by certificate(s)
numbered                for deposit with you for safekeeping.
ACCOUNT INFORMATION (Please print all items. Guidelines for the most common form of registration are on the back of this form.)

Please fill in the name(s) and address of the registered owner(s).

Name                                         Name (if jointly held)

P.O. Box or Street Address         City         State      Zip Code

Telephone Number (Daytime)                   Telephone Number (Home)
BANK ACCOUNT DRAFT INFORMATION

I have read and understand the terms of the Plan and wish to have the following account drafted on or about the twenty-fifth of each month. I will have funds available to you for this purpose. I have attached a voided check or deposit slip to this form.
Amount of monthly draft $           Bank Routing/Account Number

( )  Checking Account               ( )  Savings Account
SIGNATURES

By signing this form, I request enrollment, certify that I have received and read the prospectus describing the Public Service Company of North Carolina, Inc. Stock Purchase and Automatic Dividend Reinvestment Plan and agree to abide by the terms and conditions of the Plan. Under penalties of perjury, I also certify that: (a) the number shown on this form is the correct social security number or taxpayer identification number, and (b) I am not subject to backup withholding, either because (1) I have not been identified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding.

Signature                                    Social Security or Taxpayer ID
                                             Number

Signature (if jointly held)

                    SEE OTHER SIDE FOR IMPORTANT INFORMATION

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             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
        STOCK PURCHASE AND AUTOMATIC DIVIDEND REINVESTMENT PLAN OPTIONS

FULL DIVIDEND REINVESTMENT -- The dividends on all Public Service Company of North Carolina, Incorporated (the "Company") shares for this account and also dividends on shares credited to your account under the Plan will be reinvested to purchase shares of common stock. You may also make an initial purchase or optional cash payment. Initial purchases may not be less than $250 nor more than $25,000. Optional cash payments may not be less than $25 per payment nor total more than $15,000 in any calendar quarter. You may also have your checking or savings account drafted monthly with the minimum amount being $25 and the maximum amount being $5,000.

PARTIAL DIVIDEND REINVESTMENT -- The dividends on less than all of the Company's shares for this account may be reinvested in the Plan. For example, if you own 300 shares and want to continue to receive cash dividends on 200 shares and to reinvest the dividends on 100 shares under the Plan, check the "Partial Dividend Reinvestment" box and fill in 200 on the blank line. Cash dividends on 200 shares will be mailed to you or deposited directly into your bank account. Dividends credited to your account under the Plan will be reinvested to purchase shares of common stock. You may also make an initial purchase or optional cash payment. Initial purchases may not be less than $250 nor more than $25,000. Optional cash payments may not be less than $25 per payment nor total more than $15,000 in any calendar quarter. You may also have your checking or savings account drafted monthly with the minimum amount being $25 and the maximum amount being $5,000.

CASH DIVIDENDS -- You will receive cash dividends on the certificated shares you hold. You may also make an initial purchase or optional cash payment or have your checking or savings account drafted monthly. Initial purchases may not be less than $250 nor more than $25,000. Optional cash payments may not be less than $25 per payment nor total more than $15,000 in any calendar quarter. You may also have your checking or savings account drafted monthly with the minimum amount being $25 and the maximum amount being $5,000.

Bank accounts will be drafted on or about the twenty-fifth of each month. Dividends on shares made by an initial purchase or optional cash payment or bank draft will be automatically reinvested to purchase shares of common stock.

Your participation in the Plan is subject to the terms set forth in the Prospectus. You may terminate participation in the Plan at any time by written notice to the Company's Transfer Agent, First Union National Bank of North Carolina, Dividend Reinvestment Department, 230 South Tryon Street, 11th Floor, Charlotte, North Carolina 28288-1153.

Do not return this authorization form unless you intend to participate in the Plan or change your participation in the Plan. This form authorizes the Bank to enroll the shares in your account in the Plan or to change your method of participation.

           GENERAL GUIDELINES FOR COMMON FORMS OF STOCK REGISTRATION

The manner in which stock may be registered is governed by various state laws. The following are intended as general guidelines indicating some of the more common forms of stock registration. If you have any questions regarding a specific form of registration, we suggest that you consult with an attorney.

OWNERSHIP BY INDIVIDUAL
It is desirable for an individual to always use exactly the same form of his/her name and address in stock transactions. Having one certificate issued in the name of John A. Doe, and another in the name of J.A. Doe, or the use of different addresses, can cause confusion and necessitates keeping multiple accounts for the same individual at increased cost to the company. The given name of an individual must be used, exclusive of titles such as "Dr.," "Mr.," "Rev." A woman should use her first name, not that of her husband. For example:
"JANE ALICE DOE" not "MRS. JOHN A. DOE."

OWNERSHIP BY TWO OR MORE INDIVIDUALS
Most states recognize the registration "As Joint Tenants with Right of Survivorship and not as Tenants in Common." This form of registration, shown as "JT TEN" following the names, provides for sole ownership to pass to the surviving owner upon the death of the other. For example: "JOHN A. DOE & JANE A. DOE JT TEN." The conjunction "OR" CANNOT be used in registering stock ownership. Other forms of multiple tenant registration, such as "Tenants in Common" may also be used but may not provide for survivorship benefits. Should you have any questions about the appropriateness of the registration you wish to use, we suggest you consult with an attorney.

OWNERSHIP OF STOCK BY A MINOR
It is not common practice to register stock in an individual minor's name, since it may require court action to sell or transfer the shares prior to the minor attaining his/her age of majority. Custodial registration of an account, usually by a parent or an adult family member of the minor, does not require court action. The two forms of custodial registration most commonly used are:

                          JANE DOE CUST                                                 JANE DOE CUST
                          JAMES PAUL DOE                                                JAMES PAUL DOE
                UNIF GIFT MIN ACT (Name of State)                             UNIF TRAN MIN ACT (Name of State)

Please include the social security number of the MINOR when opening an account. For your convenience, we will register the custodial account to the appropriate state of residency per the above examples.